Freeport Reports
Third-Quarter and Nine-Month 2025 Results
•Third-quarter 2025 operating results:
◦Consolidated production was impacted by the temporary suspension of operations in Indonesia since the September 8, 2025, mud rush incident
◦Consolidated copper and gold sales were approximately 1% and 4%, respectively, lower than July 2025 guidance
◦Consolidated unit net cash costs of $1.40 per pound of copper were better than July 2025 guidance
•Strong financial position and favorable long-term outlook
•Net income attributable to common stock in third-quarter 2025 totaled $674 million, $0.46 per share, and adjusted net income attributable to common stock totaled $722 million, $0.50 per share.
•Consolidated production totaled 912 million pounds of copper, 287 thousand ounces of gold and 22 million pounds of molybdenum in third-quarter 2025.
•Consolidated sales totaled 977 million pounds of copper, 336 thousand ounces of gold and 19 million pounds of molybdenum in third-quarter 2025.
•Consolidated sales are expected to approximate 3.5 billion pounds of copper, 1.05 million ounces of gold and 82 million pounds of molybdenum for the year 2025, including 635 million pounds of copper, 60 thousand ounces of gold and 21 million pounds of molybdenum in fourth-quarter 2025. Forecasts for fourth-quarter 2025 assume minimal contribution from Indonesia, pending a phased restart of mining and smelting operations.
•Average realized prices were $4.68 per pound for copper, $3,539 per ounce for gold and $24.07 per pound for molybdenum in third-quarter 2025.
•Average unit net cash costs were $1.40 per pound of copper in third-quarter 2025 and are expected to average $1.68 per pound of copper for the year 2025.
•Operating cash flows totaled $1.7 billion, net of $0.2 billion of working capital and other uses, in third-quarter 2025. Operating cash flows are expected to approximate $5.5 billion, net of $0.7 billion of working capital and other uses, for the year 2025, assuming prices of $4.75 per pound for copper, $4,000 per ounce for gold and $25.00 per pound for molybdenum in fourth-quarter 2025.
•Capital expenditures in third-quarter 2025 totaled $1.1 billion, including $0.5 billion for major mining projects and $0.1 billion for PT Freeport Indonesia’s (PTFI) new smelter and precious metals refinery (PMR) (collectively, PTFI’s downstream processing facilities). For the year 2025, capital expenditures are expected to approximate $4.5 billion, including $2.3 billion for major mining projects and $0.6 billion for PTFI’s downstream processing facilities.
•At September 30, 2025, consolidated debt totaled $9.3 billion and consolidated cash and cash equivalents totaled $4.3 billion. At September 30, 2025, net debt totaled $1.7 billion, excluding $3.2 billion of debt for PTFI’s downstream processing facilities. Refer to the supplemental schedule, “Net Debt,” on page IX.

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PHOENIX, AZ, October 23, 2025 – Freeport (NYSE: FCX) reported third-quarter 2025 net income attributable to common stock of $674 million, $0.46 per share, and adjusted net income attributable to common stock of $722 million, $0.50 per share after excluding after-tax net charges totaling $48 million, $0.04 per share, primarily for idle facility costs and recovery efforts associated with the September 2025 mud rush incident at PTFI. For additional information, refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII.

Kathleen Quirk, President and Chief Executive Officer, said, “Our strong third-quarter 2025 results were overshadowed by the tragic incident at our Grasberg operation in September. The entire FCX organization is grieving for our coworkers lost in this accident and we remain steadfast in our commitment to prioritize the safety of our workforce above all else. As a leading global supplier of copper and other metals with large-scale production, significant reserves and resources and an attractive pipeline for future growth, we are focused on the important role we play to provide copper, gold and molybdenum reliably and responsibly to a world with growing demand for metals.”

SUMMARY FINANCIAL DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Revenues[a,b]	$6,972	$6,790	$20,282	$19,735
Operating income[a,c]	$1,972	$1,938	$5,707	$5,621
Net income attributable to common stock[b,c,d]	$674	$526	$1,798	$1,615
Diluted net income per share of common stock[b,c,d]	$0.46	$0.36	$1.24	$1.11

Diluted weighted-average common shares outstanding	1,443	1,444	1,443	1,445
Operating cash flows[e]	$1,664	$1,872	$4,917	$5,724
Capital expenditures	$1,056	$1,199	$3,489	$3,569
At September 30:
Cash and cash equivalents	$4,318	$5,000	$4,318	$5,000
Total debt, including current portion	$9,298	$9,679	$9,298	$9,679

a.For segment financial results, refer to the supplemental schedules, “Business Segments,” beginning on page X.
b.Includes favorable (unfavorable) adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $11 million ($1 million to net income attributable to common stock or less than $0.01 per share) in third-quarter 2025, $(32) million ($(13) million to net income attributable to common stock or $(0.01) per share) in third-quarter 2024, $63 million ($21 million to net income attributable to common stock or $0.01 per share) for the first nine months of 2025 and $28 million ($9 million to net income attributable to common stock or $0.01 per share) for the first nine months of 2024. For further discussion, refer to the supplemental schedule, “Derivative Instruments,” beginning on page IX.
c.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions (reductions) to operating income totaling $13 million ($15 million to net income attributable to common stock or $0.01 per share) in third-quarter 2025, $(42) million ($(13) million to net income attributable to common stock or $(0.01) per share) in third-quarter 2024, $161 million ($58 million to net income attributable to common stock or $0.04 per share) for the first nine months of 2025 and $79 million ($23 million to net income attributable to common stock or $0.02 per share) for the first nine months of 2024. Refer to the supplemental schedule, “Deferred Profits,” on page X.
d.Includes after-tax net charges totaling $48 million ($0.04 per share) in third-quarter 2025, $30 million ($0.02 per share) in third-quarter 2024, $72 million ($0.05 per share) for the first nine months of 2025 and $81 million ($0.06 per share) for the first nine months of 2024 that are described in the supplemental schedule, “Adjusted Net Income,” beginning on page VII.
e.Cash used for working capital totaled $168 million in third-quarter 2025, $5 million in third-quarter 2024, $510 million for the first nine months of 2025 and $29 million for the first nine months of 2024.

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SUMMARY OPERATING DATA

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025		2024	2025		2024
Copper (millions of recoverable pounds)
Production	912		1,051	2,743		3,173
Sales, excluding purchases	977		1,035	2,865		3,074
Average realized price per pound	$4.68		$4.30	$4.55		$4.26
Site production and delivery costs per pound[a]	$2.71	[b]	$2.61	$2.67	[b]	$2.49
Unit net cash costs per pound[a]	$1.40	[b]	$1.39	$1.51	[b]	$1.53
Gold (thousands of recoverable ounces)
Production	287		456	891		1,448
Sales	336		558	986		1,487
Average realized price per ounce	$3,539		$2,568	$3,359		$2,362
Molybdenum (millions of recoverable pounds)
Production	22		20	67		58
Sales, excluding purchases	19		19	61		60
Average realized price per pound	$24.07		$22.88	$22.22		$21.63
a.Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit net cash costs (credits) by operating division to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIII.
b.Excludes idle facility costs and recovery expenses associated with the September 2025 mud rush incident at PTFI. Refer to page 4 for further discussion of the mud rush incident and to “Adjusted Net Income,” beginning on page VII for a summary of these charges.

Consolidated Production and Sales Volumes
Copper
•Third-quarter 2025 production of 912 million pounds was lower than third-quarter 2024 production of 1.1 billion pounds, primarily reflecting an estimated reduction of approximately 90 million pounds in third-quarter 2025 associated with the temporary suspension of operations since the September 2025 mud rush incident at PTFI and lower ore grades in Indonesia.
•Third-quarter 2025 sales of 977 million pounds were slightly lower than July 2025 guidance of 990 million pounds and below third-quarter 2024 sales of 1.0 billion pounds.
Gold
•Third-quarter 2025 production of 287 thousand ounces was lower than third-quarter 2024 production of 456 thousand ounces, primarily reflecting an estimated reduction of approximately 80 thousand ounces in third-quarter 2025 associated with the temporary suspension of operations since the September 2025 mud rush incident at PTFI and lower ore grades in Indonesia.
•Third-quarter 2025 sales of 336 thousand ounces were 4% lower than the July 2025 guidance of 350 thousand ounces and lower than third-quarter 2024 gold sales of 558 thousand ounces.
Molybdenum
•Third-quarter 2025 sales of 19 million pounds were in line with the July 2025 guidance and third-quarter 2024 sales.
Consolidated sales volumes for the year 2025 are expected to approximate 3.5 billion pounds of copper, 1.05 million ounces of gold and 82 million pounds of molybdenum, including 635 million pounds of copper, 60 thousand ounces of gold and 21 million pounds of molybdenum in fourth-quarter 2025. As previously reported, FCX

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currently expects minimal fourth-quarter 2025 sales volumes from Indonesia operations and a phased ramp-up of production and sales during late 2025 and in 2026.
Consolidated Unit Net Cash Costs
Third-quarter 2025 consolidated average unit net cash costs (net of by-product credits) for FCX’s copper mines of $1.40 per pound of copper were lower than the July 2025 guidance of $1.59 per pound, primarily reflecting higher by-product credits, and were in line with third-quarter 2024 average unit net cash costs of $1.39 per pound of copper. Consolidated average unit net cash costs exclude $171 million of idle facility costs and recovery expenses associated with the September 2025 mud rush incident at PTFI. During the phased restart and ramp-up of operations in fourth-quarter 2025 and in 2026, a portion of PTFI’s cost of sales are expected to be recognized as idle facility costs, which are non-inventoriable costs. Refer to “Operations” below for further discussion.
Consolidated unit net cash costs (net of by-product credits and excluding estimated expenses attributable to the September 2025 mud rush incident at PTFI for idle facility costs and recovery efforts) for FCX’s copper mines are expected to average $1.68 per pound of copper for the year 2025 (including $2.47 per pound of copper in fourth-quarter 2025), based on achievement of current sales volume (assuming minimal contribution from Indonesia operations) and cost estimates, and assuming average prices of $4,000 per ounce of gold and $25.00 per pound of molybdenum in fourth-quarter 2025. Quarterly unit net cash costs vary with fluctuations in sales volumes by region and realized prices, primarily for gold and molybdenum. The impact of price changes during fourth-quarter 2025 on consolidated unit net cash costs for the year 2025 would approximate $0.01 per pound of copper for each $2 per pound change in the average price of molybdenum.
Projected sales volumes and average unit net cash costs are dependent on operational performance; the timing of restarting mining and smelting operations at PTFI following the September 2025 mud rush incident; weather-related conditions; timing of shipments and other factors detailed in the “Cautionary Statement” below.
OPERATIONS
Grasberg Minerals District Mud Rush Incident. As previously reported, PTFI experienced a mud rush incident on September 8, 2025, resulting in seven fatalities. The FCX organization extends its sincere condolences to the families and loved ones of the seven team members lost in this incident.
During the incident, which was unprecedented in PTFI’s multi-decade history of block cave mining in the Grasberg minerals district, a sudden rush of approximately 800,000 metric tons of wet material entered the Grasberg Block Cave underground mine from the former Grasberg open pit and traveled rapidly to multiple levels of the mine, including a service level where seven team members were later found deceased.
Mining operations have been temporarily suspended since the incident to prioritize the recovery of the seven team members fatally injured during the incident and to conduct an investigation into the root cause of the incident. The recovery efforts were completed on October 5, 2025, and the investigation is advancing toward completion. Damage assessments are being conducted in parallel with ongoing mud removal activities, which are expected to be completed by year-end 2025. Smelting operations in Indonesia have operated with limited availability since the incident. Both smelters in Indonesia are currently on stand-by status pending the availability of copper concentrate. For a summary of idle facility costs and recovery expenses associated with the mud rush incident refer to “Adjusted Net Income,” beginning on page VII.
FCX and PTFI, including external experts, are completing an investigation of the root cause of the incident and to identify actions required to safeguard against recurrence. In parallel, and in coordination with Indonesia government authorities, future production plans are being evaluated and damage assessments are being completed. Pending completion of damage assessments, PTFI will assess the carrying value of specifically identified assets for potential write-off.
On September 24, 2025, PTFI provided estimates associated with a potential operating scenario involving the restart of the unaffected Big Gossan and Deep Mill Level Zone (DMLZ) underground mines during fourth-quarter 2025, followed by a phased restart and ramp-up of the Grasberg Block Cave underground mine during 2026. Under this operating scenario, which was based on a number of assumptions that are subject to change, the potential reduction in PTFI’s estimated production for 2026 approximates 35% of pre-incident estimates of 1.7 billion pounds of copper and 1.6 million ounces of gold.

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PTFI’s operating plan, and cost and capital budgets are being evaluated. Revised plans are expected to be finalized following completion of the investigation and damage assessments. FCX plans to hold a conference call with analysts and investors on November 18, 2025, to provide a report on the investigation of the mud rush incident and present FCX’s multi-year operational and financial outlook, including for PTFI.
PTFI intends to seek recovery of damages under its property and business interruption insurance policies, which cover up to $1.0 billion in losses (subject to a limit of $0.7 billion on underground incidents), after a $0.5 billion deductible. As a result of the incident and impact on operations, PTFI has notified certain commercial counterparties of a force majeure under its contracts.
Leaching and Technology Innovation Initiatives. FCX continues to incorporate new applications, technologies and data analytics to its leaching processes across its U.S. and South America operations. Incremental copper production from these initiatives totaled 56 million pounds in third-quarter 2025 and 154 million pounds for the first nine months of 2025.
FCX continues to apply operational enhancements on a larger scale and is advancing testing of innovative technology to increase production from these initiatives. FCX is targeting annual production of 300 million pounds of copper in 2026 from these initiatives and believes it has the potential for further significant increases in recoverable metal beyond the current target run rate. FCX is performing large-scale testing at its Morenci operations of an internally developed additive product with the potential to enhance copper recovery. In addition, FCX has identified other possible additives with strong potential and plans to apply heat with the new additives to further enhance recoveries. Continued success with these initiatives would be expected to contribute to favorable adjustments in recoverable copper in leach stockpiles and favorably impact average unit net cash costs.
In addition to its innovative leaching initiatives, FCX is pursuing opportunities to leverage new technologies and analytic tools in automation and operating practices with a goal of improving operating efficiencies and reducing costs and capital intensity of its current operations and future development projects. FCX believes these leaching and technology initiatives are particularly important to its U.S. operations, which have lower ore grades.
United States. FCX manages seven copper operations in the U.S. – Morenci, Bagdad, Safford (including Lone Star), Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. FCX also operates a copper smelter and rod mill in Miami, Arizona, and copper refinery and rod mill in El Paso, Texas. In addition to copper, certain of these operations produce molybdenum concentrate, gold and silver. All of FCX’s U.S. operations are wholly owned, except for Morenci. FCX records its 72% undivided joint venture interest in Morenci using the proportionate consolidation method.
Development Activities. FCX has substantial reserves, resources and future opportunities for organic growth in the U.S. associated with existing operations. Several initiatives are under way to target anticipated significant future growth in U.S. copper operations, including the leaching and technology innovation initiatives discussed above.
FCX has a potential expansion project to more than double the concentrator capacity of the Bagdad operation in northwest Arizona. Bagdad’s reserve life currently exceeds 80 years and supports an expanded operation. FCX completed technical and economic studies in late 2023 and continues to monitor capital cost trends and opportunities for value engineering. These studies indicate the opportunity to construct new concentrating facilities to increase copper production by 200 to 250 million pounds per year. Estimated incremental project capital costs, which continue to be reviewed, approximate $3.5 billion. Expanded operations would provide improved efficiency and reduce unit net cash costs through economies of scale. Project economics indicate that the expansion would require an incentive copper price of less than $4.00 per pound and three to four years to complete. The decision to proceed with and timing of the potential expansion will take into account overall copper market conditions and other factors.
In October 2025, the conversion of Bagdad’s haul truck fleet to autonomous haulage was substantially complete, making Bagdad the first major mine in the U.S. to operate a fully autonomous haulage fleet. FCX expects to continue to optimize the performance of the new autonomous fleet and Bagdad is advancing projects to expand tailings facilities and local infrastructure to enhance optionality in the future expansion opportunity.
FCX continues to advance pre-feasibility studies in the Safford/Lone Star district to define a potential significant expansion opportunity. Positive drilling conducted in recent years indicates a large, mineralized district with opportunities to pursue a further expansion project. FCX expects to complete these studies in 2026. The

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decision to proceed with and timing of the potential expansion will take into account results of technical and economic studies, overall copper market conditions and other factors.
Operating Data. Following is summary consolidated operating data for the U.S. copper mines:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Copper (millions of recoverable pounds)
Production	330	313	967	925
Sales, excluding purchases	339	316	954	939
Average realized price per pound[a]	$4.92	$4.32	$4.78	$4.29

Molybdenum (millions of recoverable pounds)
Production[b]	8	8	25	22

Unit net cash costs per pound of copper[c]
Site production and delivery, excluding adjustments	$3.59	$3.64	$3.51	$3.45
By-product credits	(0.61)	(0.53)	(0.56)	(0.45)
Treatment charges	0.13	0.13	0.14	0.13
Unit net cash costs	$3.11	$3.24	$3.09	$3.13
a.During the third quarter and first nine months of 2025, FCX's average U.S. copper price realization, which is generally based on Commodity Exchange Inc. settlement prices, was approximately 7% - 9% higher than the average copper price realizations for its South America and Indonesia operations, which are generally based on London Metal Exchange settlement prices.
b.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at FCX’s U.S. copper mines.
c.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIII.
FCX’s consolidated copper sales volumes from the U.S. mines of 339 million pounds in third-quarter 2025 were higher than third-quarter 2024 copper sales volumes of 316 million pounds, primarily reflecting higher operating rates. Consolidated copper sales from FCX’s U.S. mines are expected to approximate 1.3 billion pounds for the year 2025.
Average unit net cash costs (net of by-product credits) for the U.S. copper mines of $3.11 per pound of copper in third-quarter 2025 were lower than third-quarter 2024 average unit net cash costs of $3.24 per pound, primarily reflecting higher copper volumes and higher molybdenum by-product credits.
FCX expects its average unit net cash costs (net of by-product credits) for its U.S. copper mines to continue to trend lower for the year 2025 and in 2026, compared to 2024 levels, reflecting the projected impact of efficiencies, improved volumes and cost reduction plans currently in progress.
Average unit net cash costs (net of by-product credits) for the U.S. copper mines are expected to approximate $3.03 per pound of copper for the year 2025, based on achievement of current sales volume and cost estimates, and assuming an average price of $25.00 per pound of molybdenum in fourth-quarter 2025. The U.S. copper mines’ average unit net cash costs for the year 2025 would change by approximately $0.01 per pound for each $2 per pound change in the average price of molybdenum in fourth-quarter 2025.
South America. FCX manages two copper operations in South America – Cerro Verde in Peru (55.08%-owned) and El Abra in Chile (51%-owned). These operations are consolidated in FCX’s financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Development Activities. At the El Abra operations in Chile, FCX has completed substantial drilling and evaluations to define a large sulfide resource that could support a potential major mill project similar to the large-scale concentrator at Cerro Verde. The estimated resource approximates 20 billion recoverable pounds of copper,

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which could result in the addition of 750 million pounds of copper production per year. FCX has advanced stakeholder engagement and preparation of its permitting application and plans to submit an environmental impact statement in first-quarter 2026. Preliminary estimates, which remain under review, indicate that the project economics would be supported using an incentive copper price of less than $4.00 per pound. The decision to proceed with and timing of the potential project will take into account overall copper market conditions, required permitting and other factors.
Operating Data. Following is summary consolidated operating data for South America operations:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024		2025	2024
Copper (millions of recoverable pounds)
Production	271	299		810	877
Sales	278	293		818	879
Average realized price per pound	$4.60	$4.29		$4.46	$4.25

Molybdenum (millions of recoverable pounds)
Production[a]	6	6		16	15

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$2.75	$2.65	[c]	$2.75	$2.67	[c]
By-product credits	(0.52)	(0.37)		(0.45)	(0.34)
Treatment charges	0.06	0.15		0.07	0.16
Royalty on metals	0.01	0.01		0.01	0.01
Unit net cash costs	$2.30	$2.44		$2.38	$2.50
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at Cerro Verde.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIII.
c.Includes $0.12 per pound of copper in third-quarter 2024 and $0.11 per pound of copper for the first nine months of 2024 for nonrecurring labor-related charges at Cerro Verde associated with new collective labor agreements. Refer to the supplemental schedule, “Adjusted Net Income,” beginning on page VII.
FCX’s consolidated copper sales volumes from South America operations of 278 million pounds in third-quarter 2025 were lower than third-quarter 2024 copper sales volumes of 293 million pounds, primarily reflecting anticipated lower leach production. Copper sales from South America operations are expected to approximate 1.1 billion pounds for the year 2025.
Average unit net cash costs (net of by-product credits) for South America operations of $2.30 per pound of copper in third-quarter 2025 were lower than third-quarter 2024 average unit net cash costs of $2.44 per pound of copper, primarily reflecting higher by-product credits and lower treatment charges partly offset by the impact of lower copper volumes.
Average unit net cash costs (net of by-product credits) for South America operations are expected to approximate $2.45 per pound of copper for the year 2025, based on achievement of current sales volume and cost estimates, and assuming an average price of $25.00 per pound of molybdenum in fourth-quarter 2025.
Indonesia. PTFI operates one of the world’s largest copper and gold mines at the Grasberg minerals district in Central Papua, Indonesia. PTFI produces copper concentrate that contains significant quantities of gold and silver. FCX has a 48.76% ownership interest in PTFI and manages its operations. PTFI’s results are consolidated in FCX’s financial statements. With the completion of PTFI’s newly constructed downstream processing facilities, PTFI became a fully integrated producer of refined copper and gold.

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Operating, Development and Exploration Activities. Over a multi-year investment period, PTFI has successfully commissioned three large-scale underground mines in the Grasberg minerals district (Grasberg Block Cave, DMLZ and Big Gossan) and related expansion of the milling facilities. At normal operating rates, PTFI’s underground operations produce approximately 1.7 billion pounds of copper and 1.4 million ounces of gold per year and are among the lowest cost operations in the world.
PTFI is also conducting exploration in the Grasberg minerals district targeting the potential extension of significant mineralization below the DMLZ underground mine.
On September 8, 2025, PTFI experienced a significant mud rush incident at its Grasberg Block Cave underground mine. Operations have been temporarily suspended and a phased ramp-up to restore production is currently being planned (refer to page 4 for additional information).
Kucing Liar. PTFI is conducting long-term mine development activities at its Kucing Liar deposit in the Grasberg minerals district. Kucing Liar is expected to produce over 7 billion pounds of copper and 6 million ounces of gold between 2029 and the end of 2041, and an extension of PTFI’s operating rights beyond 2041 would extend the life of the project. Development activities commenced in 2022 and are expected to continue over an approximate 10-year timeframe. As of September 30, 2025, PTFI has incurred approximately $1.0 billion for Kucing Liar, and capital investments are estimated to total $4 billion over the next seven to eight years (averaging approximately $0.5 billion per year). At full operating rates, annual production from Kucing Liar is expected to approximate 560 million pounds of copper and 520 thousand ounces of gold, providing PTFI with sustained long-term, large-scale and low-cost production. Kucing Liar will benefit from substantial shared infrastructure and PTFI’s experience and long-term success in block-cave mining.
Downstream Processing Facilities. In July 2025, PTFI’s new smelter in Eastern, Java, Indonesia, achieved production of its first copper cathode. The PMR, which commenced operations in December 2024, continued its ramp up during third-quarter 2025, processing anode slimes from PT Smelting, PTFI’s 66%-owned smelter and refinery in Gresik, Indonesia.
Following the September 2025 mud rush incident and related suspension of mining activities at the Grasberg minerals district, smelting and refining operations at PTFI’s downstream processing facilities and at PT Smelting are being managed on a stand-by status, pending availability of copper concentrate.
Long-term Mining Rights. With the completion of PTFI’s downstream processing facilities during 2025, FCX and PTFI have advanced discussions with the Indonesia government for a long-term extension of PTFI’s operating rights beyond the current expiration in 2041. An extension would enable continuity of large-scale operations for the benefit of all stakeholders and provide growth options through additional resource development opportunities in the highly attractive Grasberg minerals district.
PTFI is preparing its application for a long-term extension expected to cover the life of the resource, which is expected to be submitted in fourth-quarter 2025. In connection with the extension, PTFI expects to pursue additional exploration, conduct studies for future additional development and expand its social programs. FCX expects to maintain its ownership interest of approximately 49% through 2041 and would hold an approximate 37% interest after 2041. The existing governance agreements would continue over the life of the resource.

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Operating Data. Following is summary consolidated operating data for Indonesia operations:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025		2024	2025		2024
Copper (millions of recoverable pounds)
Production	311		439	966		1,371
Sales	360		426	1,093		1,256
Average realized price per pound	$4.52		$4.29	$4.42		$4.24

Gold (thousands of recoverable ounces)
Production	281		451	876		1,433
Sales	332		554	975		1,474
Average realized price per ounce	$3,535		$2,569	$3,357		$2,362

Unit net cash credits per pound of copper[a]
Site production and delivery, excluding adjustments	$1.84	[b]	$1.82	$1.88	[b]	$1.64
By-product credits	(3.52)		(3.50)	(3.16)		(2.90)
Treatment charges	0.09	[c]	0.37	0.16	[c]	0.36
Export duties	0.38		0.30	0.31		0.29
Royalty on metals	0.29		0.30	0.28		0.27
Unit net cash credits	$(0.92)		$(0.71)	$(0.53)		$(0.34)
a.For a reconciliation of unit net cash credits per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIII.
b.Excludes idle facility costs and recovery expenses associated with the September 2025 mud rush incident. Refer to page 4 for further discussion of the mud rush incident and to “Adjusted Net Income,” beginning on page VII for a summary of these charges.
c.Excludes $0.11 per pound of copper in third-quarter 2025 and $0.04 per pound of copper for the first nine months of 2025 associated with PT Smelting's planned maintenance and idle facility related tolling fees.
PTFI’s consolidated production volumes totaled 311 million pounds of copper and 281 thousand ounces of gold in third-quarter 2025, lower than production volumes of 439 million pounds of copper and 451 thousand ounces of gold in third-quarter 2024. The temporary suspension of operations since the September 2025 mud rush incident reduced production by approximately 90 million pounds of copper and 80 thousand ounces of gold in third-quarter 2025.
PTFI’s consolidated sales volumes totaled 360 million pounds of copper and 332 thousand ounces of gold in third-quarter 2025, lower than third-quarter 2024 sales volumes of 426 million pounds of copper and 554 thousand ounces of gold, primarily attributable to the temporary suspension of operations, anticipated lower ore grades and the timing of gold sales in third-quarter 2024.
PTFI’s unit net cash credits (including by-product credits) were $0.92 per pound of copper in third-quarter 2025, compared to $0.71 per pound of copper in third-quarter 2024, primarily reflecting lower treatment charges, partly offset by the impact of lower copper volumes and higher export duties. PTFI's unit net cash credits exclude $171 million of idle facility costs and recovery expenses associated with the September 2025 mud rush incident. During the phased restart and ramp-up of operations in fourth-quarter 2025 and in 2026, a portion of PTFI’s cost of sales are expected to be recognized as idle facility costs, which are non-inventoriable costs.
Consolidated sales volumes from PTFI are expected to approximate 1.2 billion pounds of copper and 1.0 million ounces of gold for the year 2025, which assumes minimal fourth-quarter 2025 sales prior to a phased ramp-up of refined copper and gold sales in 2026.
Average unit net cash credits (including by-product credits and excluding estimated expenses attributable to the September 2025 mud rush incident at PTFI for idle facility costs and recovery efforts) for PTFI are expected to

9

approximate $0.53 per pound of copper for the year 2025, based on achievement of current sales volumes and cost estimates, and assuming an average price of $4,000 per ounce of gold in fourth-quarter 2025. PTFI’s average unit net cash credits for the year 2025 would change by approximately $0.01 per pound of copper for each $100 per ounce change in the average price of gold in fourth-quarter 2025.
Projected sales volumes and average unit net cash credits are dependent on operational performance; the timing of restarting mining and smelting operations at PTFI following the September 2025 mud rush incident; weather-related conditions; and other factors detailed in the “Cautionary Statement” below.

Molybdenum Mines. FCX operates two wholly owned primary molybdenum operations in Colorado – the Climax open-pit mine and the Henderson underground mine. The Climax and Henderson mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of the molybdenum concentrate produced at the Climax and Henderson mines and at FCX’s U.S. copper mines and Cerro Verde mine, is processed at FCX’s conversion facilities.
Operating and Development Activities. Production from the Molybdenum mines totaled 8 million pounds of molybdenum in third-quarter 2025 and 6 million pounds in third-quarter 2024. FCX’s consolidated molybdenum sales and average realized prices include sales of molybdenum produced at the primary molybdenum operations and at FCX’s U.S. copper mines and Cerro Verde mine, which are presented on page 3.
Average unit net cash costs for the Molybdenum mines of $19.41 per pound of molybdenum in third-quarter 2025 were lower than average unit net cash costs of $21.06 per pound in third-quarter 2024, primarily reflecting higher volumes and lower contract labor costs. Average unit net cash costs for the Molybdenum mines are expected to approximate $15.61 per pound of molybdenum for the year 2025, based on achievement of current sales volumes and cost estimates.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIII.

LIQUIDITY, CASH FLOWS, CASH AND DEBT
Liquidity. At September 30, 2025, FCX had $4.3 billion in consolidated cash and cash equivalents. FCX also had $3.0 billion of availability under its revolving credit facility, and PTFI and Cerro Verde had $1.5 billion and $350 million, respectively, of availability under their revolving credit facilities.
Operating Cash Flows. FCX generated operating cash flows of $1.7 billion, net of $0.2 billion of working capital and other uses, in third-quarter 2025 and $4.9 billion, net of $0.5 billion of working capital and other uses, for the first nine months of 2025.
FCX’s consolidated operating cash flows are expected to approximate $5.5 billion for the year 2025, net of $0.7 billion of working capital and other uses, based on current sales volume and cost estimates, and assuming prices of $4.75 per pound of copper, $4,000 per ounce of gold and $25.00 per pound of molybdenum in fourth-quarter 2025. The impact of price changes during fourth-quarter 2025 on operating cash flows for the year 2025 would approximate $80 million for each $0.10 per pound change in the average price of copper, $15 million for each $100 per ounce change in the average price of gold and $30 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $1.1 billion in third-quarter 2025, including $0.5 billion for major mining projects and $0.1 billion for PTFI’s downstream processing facilities, and $3.5 billion for the first nine months of 2025, including $1.7 billion for major mining projects and $0.6 billion for PTFI’s downstream processing facilities.
Capital expenditures are expected to approximate $4.5 billion for the year 2025, including $2.3 billion for major mining projects and $0.6 billion for PTFI’s downstream processing facilities (excluding capitalized interest, owner’s costs and commissioning). Projected 2025 capital expenditures for major mining projects include $950 million for planned projects, primarily associated with underground mine development in the Grasberg minerals district and expansion projects in the U.S., and $1.35 billion for discretionary growth projects.

10

Estimates for 2025 capital expenditures are approximately $0.4 billion below July 2025 guidance. FCX is carefully managing costs and near-term capital expenditures in connection with revised operating plans at the Grasberg minerals district to manage cash flow and liquidity during the phased ramp-up period.
Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests’ share and withholding taxes, at September 30, 2025 (in billions):

Cash at domestic companies	$1.8
Cash at international operations	2.5
Total consolidated cash and cash equivalents	4.3
Noncontrolling interests’ share	(1.2)
Cash, net of noncontrolling interests’ share	3.1
Withholding taxes	(0.1)
Net cash available	$3.0
Debt. Following is a summary of consolidated debt and the weighted-average interest rates at September 30, 2025 (in billions, except percentages):

			Weighted- Average Interest Rate
Senior notes:
Issued by FCX	$5.3		5.0%
Issued by PTFI	3.0		5.4%
Issued by Freeport Minerals Corporation	0.4		7.5%
PTFI revolving credit facility	0.3		5.8%
Atlantic Copper lines of credit and other	0.4		4.4%
Total consolidated debt	$9.3	[a]	5.2%
a.Does not foot because of rounding.
At September 30, 2025, there were (i) no borrowings and $5 million in letters of credit issued under FCX’s $3.0 billion revolving credit facility, (ii) $250 million in borrowings outstanding under PTFI’s $1.75 billion revolving credit facility, and (iii) no borrowings outstanding under Cerro Verde’s $350 million revolving credit facility.
FCX’s consolidated debt has an average remaining duration of approximately nine years. There are no senior note maturities scheduled in 2026 and $1.3 billion scheduled in 2027.
FINANCIAL POLICY
FCX’s financial policy is aligned with its strategic objectives of maintaining a solid balance sheet, providing cash returns to shareholders and advancing opportunities for future growth. The policy includes a base dividend and a performance-based payout framework, whereby up to 50% of available cash flows generated after planned capital spending and distributions to noncontrolling interests would be allocated to shareholder returns and the balance to debt reduction and investments in value enhancing growth projects, subject to FCX maintaining its net debt at a level not to exceed the net debt target of $3.0 billion to $4.0 billion (excluding project debt for PTFI’s downstream processing facilities). FCX’s Board of Directors (Board) reviews the structure of the performance-based payout framework at least annually.
Net Debt. At September 30, 2025, FCX’s net debt totaled $1.7 billion, which excludes $3.2 billion of debt for PTFI’s downstream processing facilities. Refer to the supplemental schedule, “Net Debt,” on page IX.
Common Stock Dividends. On September 24, 2025, FCX’s Board declared cash dividends totaling $0.15 per share on its common stock (including a $0.075 per share quarterly base cash dividend and a $0.075 per share quarterly variable, performance-based cash dividend), which will be paid on November 3, 2025, to shareholders of record as of October 15, 2025. The declaration and payment of dividends (base or variable) are at the discretion of the Board and will depend on FCX’s financial results, cash requirements, global economic conditions and other factors deemed relevant by the Board.

11

Share Repurchase Program. No share repurchases were made during third-quarter 2025. Share repurchases during the first nine months of 2025 totaled 2.9 million shares for a total cost of $107 million ($36.41 average cost per share) bringing total purchases under FCX’s $5.0 billion share repurchase program to 52 million shares for a total cost of $2.0 billion ($38.51 average cost per share). As of October 22, 2025, FCX had 1.4 billion shares of common stock outstanding and $3.0 billion is available under its share repurchase program. The timing and amount of share repurchases is at the discretion of management and will depend on a variety of factors. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.

CONFERENCE CALL
FCX plans to hold a conference call with analysts and investors on November 18, 2025, to provide a report on the investigation of the September 2025 mud rush incident at the Grasberg Block Cave underground mine and present FCX’s multi-year operational and financial outlook, including for PTFI.
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FREEPORT: Foremost in Copper
FCX is a leading international metals company with the objective of being foremost in copper. Headquartered in Phoenix, Arizona, FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant operations in the U.S. and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.
By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX’s website at fcx.com.

Cautionary Statement: This press release contains forward-looking statements in which FCX discusses its potential future performance, operations and projects. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections or expectations relating to business outlook, strategy, goals or targets; the underlying assumptions and estimated impacts on FCX’s business and stakeholders related to the mud rush incident at PTFI’s Grasberg Block Cave underground mine; global market conditions, including trade policies; ore grades and milling rates; production and sales volumes; unit net cash costs (credits) and operating costs; capital expenditures; operating plans, including mine sequencing; cash flows; liquidity; investigations, repair efforts, and phased restart and ramp-up of production and downstream processing following the mud rush incident at PTFI’s Grasberg Block Cave underground mine and the anticipated impact on future production, results of operations and operating plans, and recoveries under insurance policies; potential extension of PTFI’s IUPK beyond 2041; timing of shipments of inventoried production; FCX’s sustainability-related commitments and targets; FCX’s overarching commitment to deliver responsibly produced copper and molybdenum, including plans to implement, validate and maintain validation of its operating sites under specific frameworks; achievement of FCX’s 2030 climate targets and its 2050 net zero aspiration; improvements in operating procedures and technology innovations and applications; exploration efforts and results; development and production activities, rates and costs; future organic growth opportunities; tax rates; the impact of copper, gold and molybdenum price changes; the impact of deferred intercompany profits on earnings; mineral reserve and mineral resource estimates; final resolution of settlements associated with ongoing legal and environmental proceedings; debt repurchases; and the ongoing implementation of FCX’s financial policy and future returns to shareholders, including dividend payments (base or variable) and share repurchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” “aspirations,” “future,” “commitments,” “pursues,” “initiatives,” “objectives,” “opportunities,” “strategy” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration and payment of dividends (base or variable), and timing and amount of any share repurchases are at the discretion of the Board and management, respectively, and are subject to a number of factors, including not exceeding FCX’s net debt target, capital availability, FCX’s financial results, cash requirements, global economic conditions, changes in laws, contractual restrictions and other factors deemed relevant by the Board or management, as applicable. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of the commodities FCX produces, primarily copper and gold; changes in export duties and tariff rates; production rates; timing of shipments; price and availability of consumables and components FCX purchases as well as constraints on supply and logistics, and transportation services; changes in cash requirements, financial position, financing or investment plans; changes in general market, economic, geopolitical, regulatory or industry conditions, including market volatility regarding trade policies and tariff uncertainty; reductions in liquidity and access to capital; PTFI’s ability to repair mud rush incident-related damage, complete the investigation to the satisfaction of the Indonesian government authorities and implement any recommendations therefrom, safely restart, phase-in ramp-up and achieve full operating rates of production and downstream processing on the expected timeline and optimize production plans; recover amounts under insurance policies; resolve force majeure declarations and maintain relationships with commercial counterparties; changes in tax laws and regulations; political and social risks, including the potential effects of violence in Indonesia, civil unrest in Peru, and relations with local communities and Indigenous Peoples; operational risks inherent in mining, with

12

higher inherent risks in underground mining; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations, including the ability to smelt and refine or inventory; results of technical, economic or feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; satisfaction of requirements in accordance with PTFI’s IUPK to extend mining rights from 2031 through 2041; process relating to the extension of PTFI’s IUPK beyond 2041; cybersecurity risks; any major public health crisis; labor relations, including labor-related work stoppages and increased costs; compliance with applicable environmental, health and safety laws and regulations; weather- and climate-related risks; environmental risks, including availability of secure water supplies; impacts, expenses or results from litigation or investigations; tailings management; FCX’s ability to comply with its responsible production commitments under specific frameworks and any changes to such frameworks and other factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission.
Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs or technological solutions and innovations, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX undertakes no obligation to update any forward-looking statements, which are as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.
This press release also contains measures such as net debt, adjusted net income and unit net cash costs (credits) per pound of copper and molybdenum, which are not recognized under U.S. generally accepted accounting principles (GAAP). Reconciliations of these non-GAAP measures to amounts reported in FCX’s consolidated financial statements are in the supplemental schedules of this press release. For forward-looking unit net cash costs (credits) per pound of copper and molybdenum measures, FCX is unable to provide a reconciliation to the most comparable GAAP measure without unreasonable effort because estimating such GAAP measures and providing a meaningful reconciliation is extremely difficult and requires a level of precision that is unavailable for these future periods, and the information needed to reconcile these measures is dependent upon future events, many of which are outside of FCX’s control as described above. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

13

FREEPORT
SELECTED OPERATING DATA

	Three Months Ended September 30,
	2025	2024	2025		2024
	Production		Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
U.S.
Morenci (72%)[a]	126	125	130		129
Safford (100%)	75	67	75		65
Sierrita (100%)	48	42	48		41
Bagdad (100%)	37	37	40		37
Chino (100%)	35	30	37		31
Tyrone (100%)	7	11	8		11
Miami (100%)	3	2	3		3
Other (100%)	(1)	(1)	(2)		(1)
Total U.S.	330	313	339		316

South America
Cerro Verde (55.08%)[b]	228	246	232		237
El Abra (51%)	43	53	46		56
Total South America	271	299	278		293

Indonesia
Grasberg minerals district (48.76%)	311	439	360		426
Total	912	1,051	977	[c]	1,035	[c]
Less noncontrolling interests	283	364	311		355
Net	629	687	666		680

Average realized price per pound			$4.68		$4.30

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
U.S. (100%)	6	5	4		4
Indonesia (48.76%)	281	451	332		554
Consolidated	287	456	336		558
Less noncontrolling interests	144	231	170		283
Net	143	225	166		275

Average realized price per ounce			$3,539		$2,568

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	5	4	N/A		N/A
Henderson (100%)	3	2	N/A		N/A
U.S. copper mines (100%)[a]	8	8	N/A		N/A
Cerro Verde (55.08%)[b]	6	6	N/A		N/A
Consolidated	22	20	19		19
Less noncontrolling interests	2	3	2		3
Net	20	17	17		16

Average realized price per pound			$24.07		$22.88

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. Prior to September 2024, FCX’s interest in Cerro Verde was 53.56%.

c. Consolidated sales volumes exclude purchased copper of 9 million pounds in third-quarter 2025 and 36 million pounds in third-quarter 2024.

I

FREEPORT
SELECTED OPERATING DATA (continued)

	Nine Months Ended September 30,
	2025	2024	2025		2024
	Production		Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
U.S
Morenci (72%)[a]	368	381	365		392
Safford (100%)	210	182	205		180
Sierrita (100%)	137	120	135		122
Bagdad (100%)	117	109	115		109
Chino (100%)	106	97	105		99
Tyrone (100%)	24	33	25		33
Miami (100%)	7	7	7		8
Other (100%)	(2)	(4)	(3)		(4)
Total U.S	967	925	954		939

South America
Cerro Verde (55.08%)[b]	654	716	654		712
El Abra (51%)	156	161	164		167
Total South America	810	877	818		879

Indonesia
Grasberg minerals district (48.76%)	966	1,371	1,093		1,256
Total	2,743	3,173	2,865	[c]	3,074	[c]
Less noncontrolling interests	866	1,113	934		1,055
Net	1,877	2,060	1,931		2,019

Average realized price per pound			$4.55		$4.26

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
U.S (100%)	15	15	11		13
Indonesia (48.76%)	876	1,433	975		1,474
Consolidated	891	1,448	986		1,487
Less noncontrolling interests	449	734	500		755
Net	442	714	486		732

Average realized price per ounce			$3,359		$2,362

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	17	12	N/A		N/A
Henderson (100%)	9	9	N/A		N/A
U.S copper mines (100%)[a]	25	22	N/A		N/A
Cerro Verde (55.08%)[b]	16	15	N/A		N/A
Consolidated	67	58	61		60
Less noncontrolling interests	7	7	7		7
Net	60	51	54		53

Average realized price per pound			$22.22		$21.63

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. Prior to September 2024, FCX’s interest in Cerro Verde was 53.56%.

c. Consolidated sales volumes exclude purchased copper of 110 million pounds for the first nine months of 2025 and 142 million pounds for the first nine months of 2024.

II

FREEPORT
SELECTED OPERATING DATA (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
U.S.[a]
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	609,200	551,200	604,800	606,100
Average copper ore grade (%)	0.21	0.21	0.21	0.21
Copper production (millions of recoverable pounds)	213	213	607	633

Mill Operations
Ore milled (metric tons per day)	332,700	314,700	330,100	304,200
Average ore grades (%):
Copper	0.31	0.29	0.31	0.30
Molybdenum	0.02	0.02	0.02	0.02
Copper recovery rate (%)	82.4	83.1	84.0	82.6
Production (millions of recoverable pounds):
Copper	166	149	503	440
Molybdenum	9	8	26	23

South America
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	124,500	157,100	158,400	167,800
Average copper ore grade (%)	0.47	0.43	0.40	0.41
Copper production (millions of recoverable pounds)	57	72	203	218

Mill Operations
Ore milled (metric tons per day)	421,000	423,700	412,400	415,700
Average ore grades (%):
Copper	0.31	0.33	0.30	0.33
Molybdenum	0.01	0.01	0.01	0.01
Copper recovery rate (%)	83.8	84.2	83.8	83.8
Production (millions of recoverable pounds):
Copper	214	227	607	659
Molybdenum	6	6	16	15

Indonesia
Ore extracted and milled (metric tons per day):
Grasberg Block Cave underground mine	104,200	133,400	104,100	132,100
Deep Mill Level Zone underground mine	49,100	63,200	56,900	65,000
Big Gossan underground mine	5,300	8,500	6,400	8,400
Other adjustments	(1,100)	700	(200)	1,900
Total	157,500	205,800	167,200	207,400
Average ore grades:
Copper (%)	1.15	1.26	1.14	1.29
Gold (grams per metric ton)	0.81	0.95	0.80	1.03
Recovery rates (%):
Copper	88.0	88.1	88.0	88.8
Gold	76.1	77.2	75.7	77.3
Production (recoverable):
Copper (millions of pounds)	311	439	966	1,371
Gold (thousands of ounces)	281	451	876	1,433

Molybdenum[b]
Ore milled (metric tons per day)	34,100	24,400	33,100	27,900
Average molybdenum ore grade (%)	0.13	0.15	0.15	0.15
Molybdenum production (millions of recoverable pounds)	8	6	26	21

a.Amounts represent 100% operating data, including Morenci’s joint venture partners’ share.

b. Represents FCX’s primary molybdenum operations in Colorado.
III

FREEPORT
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(In Millions, Except Per Share Amounts)
Revenues[a]	$6,972	$6,790	$20,282	$19,735
Cost of sales:
Production and delivery[b]	4,205	4,077	12,243	11,796
Depreciation, depletion and amortization	625	600	1,759	1,704
Total cost of sales	4,830	4,677	14,002	13,500
Selling, general and administrative expenses	131	117	412	384
Exploration and research expenses	55	38	140	115
Environmental obligations and shutdown costs	—	20	37	115
Gain on sales of assets	(16)	—	(16)	—
Total costs and expenses	5,000	4,852	14,575	14,114
Operating income	1,972	1,938	5,707	5,621
Interest expense, net[c]	(107)	(72)	(259)	(249)
Other income, net	59	97	158	295
Income before income taxes and equity in affiliated companies’ net (losses) earnings	1,924	1,963	5,606	5,667
Provision for income taxes[d]	(669)	(737)	(2,019)	(2,003)
Equity in affiliated companies’ net (losses) earnings	(8)	10	—	14
Net income	1,247	1,236	3,587	3,678
Net income attributable to noncontrolling interests[e]	(573)	(710)	(1,789)	(2,063)
Net income attributable to common stockholders[f,g]	$674	$526	$1,798	$1,615

Diluted net income per share attributable to common stock	$0.46	$0.36	$1.24	$1.11

Diluted weighted-average common shares outstanding	1,443	1,444	1,443	1,445

Dividends declared per share of common stock	$0.15	$0.15	$0.45	$0.45

a.Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to “Derivative Instruments,” beginning on page IX.
b.FCX is engaged in various studies associated with potential future expansion projects primarily at its mining operations. Production and delivery costs include charges totaling (i) $43 million in third-quarter 2025, $45 million in third-quarter 2024, $131 million for the first nine months of 2025 and $117 million for the first nine months of 2024 for feasibility and optimization studies, and (ii) $83 million in third-quarter 2025, $39 million in third-quarter 2024, $185 million for the first nine months of 2025 and $74 million for the first nine months of 2024 for operational readiness and startup costs associated with PT Freeport Indonesia’s (PTFI) smelter and precious metals refinery (PMR) (collectively, PTFI’s downstream processing facilities).
c.Consolidated interest costs (before capitalization) totaled $182 million in third-quarter 2025, $173 million in third-quarter 2024, $537 million for the first nine months of 2025 and $529 million for the first nine months of 2024.
d.For a summary of FCX’s income taxes, refer to “Income Taxes,” on page VIII.
e.Net income attributable to noncontrolling interests is associated with PTFI, Cerro Verde and El Abra. For further discussion, refer to “Noncontrolling Interests,” on page X.
f.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to “Deferred Profits,” on page X.
g.Refer to “Adjusted Net Income,” beginning on page VII, for a summary of net charges impacting FCX’s consolidated statements of income.
IV

FREEPORT
CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2025	2024
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,318	$3,923
Restricted cash and cash equivalents	230	888	[a]
Trade accounts receivable	916	578
Value added and other tax receivables	548	564
Inventories:
Product	2,864	3,038
Materials and supplies, net	2,633	2,382
Mill and leach stockpiles	1,501	1,388
Other current assets	554	535
Total current assets	13,564	13,296
Property, plant, equipment and mine development costs, net	40,257	38,514
Long-term mill and leach stockpiles	1,091	1,225
Other assets	1,916	1,813
Total assets	$56,828	$54,848

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,098	$4,057
Accrued income taxes	528	859
Current portion of debt	383	41
Current portion of environmental and asset retirement obligations (AROs)	299	320
Dividends payable	218	219
Total current liabilities	5,526	5,496
Long-term debt, less current portion	8,915	8,907
Environmental and AROs, less current portion	5,457	5,404
Deferred income taxes	4,359	4,376
Other liabilities	2,174	1,887
Total liabilities	26,431	26,070

Equity:
Stockholders’ equity:
Common stock	163	162
Capital in excess of par value	23,660	23,797
Retained earnings (accumulated deficit)	1,196	(170)
Accumulated other comprehensive loss	(310)	(314)
Common stock held in treasury	(6,024)	(5,894)
Total stockholders’ equity	18,685	17,581
Noncontrolling interests	11,712	11,197
Total equity	30,397	28,778
Total liabilities and equity	$56,828	$54,848

a.Includes $0.7 billion associated with a portion of PTFI’s export proceeds required to be temporarily deposited in Indonesia banks for 90 days in accordance with a previous Indonesia regulation.
V

FREEPORT
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
	(In Millions)
Cash flow from operating activities:
Net income	$3,587	$3,678
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,759	1,704
Gain on sales of assets	(16)	—
Net charges for environmental and AROs, including accretion	166	382
Payments for environmental and AROs	(177)	(157)
Stock-based compensation	98	94
Net charges for defined pension and postretirement plans	43	29
Pension plan contributions	(29)	(58)
Deferred income taxes	(16)	36
Charges for social investment programs at PTFI	77	81
Payments for social investment programs at PTFI	(44)	(50)
Other, net	(21)	14
Changes in working capital and other:
Accounts receivable	(433)	93
Inventories	(113)	(301)
Other current assets	46	(24)
Accounts payable and accrued liabilities	283	(79)
Accrued income taxes and timing of other tax payments	(293)	282
Net cash provided by operating activities	4,917	5,724

Cash flow from investing activities:
Capital expenditures:
U.S. copper mines	(843)	(743)
South America operations	(287)	(272)
Indonesia operations	(1,927)	(2,203)
Molybdenum mines	(74)	(88)
Other	(358)	(263)
PTFI smelter fire insurance recoveries	25	—
Acquisition of additional ownership interest in Cerro Verde	—	(210)
Loans to PT Smelting for expansion	—	(28)
Proceeds from sales of assets and other, net	22	10
Net cash used in investing activities	(3,442)	(3,797)

Cash flow from financing activities:
Proceeds from debt	2,180	1,948
Repayments of debt	(1,843)	(1,699)
Finance lease payments	(24)	(38)
Cash dividends and distributions paid:
Common stock	(649)	(649)
Noncontrolling interests	(1,274)	(1,269)
Treasury stock purchases	(107)	(59)
Proceeds from exercised stock options	6	27
Payments for withholding of employee taxes related to stock-based awards	(22)	(35)
Net cash used in financing activities	(1,733)	(1,774)

Net (decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(258)	153
Cash, cash equivalents and restricted cash and cash equivalents at beginning of year	4,911	6,063
Cash, cash equivalents and restricted cash and cash equivalents at end of period[a]	$4,653	$6,216

a.Includes current and long-term restricted cash and cash equivalents of $0.3 billion at September 30, 2025, and $1.2 billion at September 30, 2024.
VI

FREEPORT
ADJUSTED NET INCOME
Management uses adjusted net income to evaluate FCX’s operating performance and believes that investors’ understanding of FCX’s performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. This information differs from net income attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX’s adjusted net income, which may not be comparable to similarly titled measures reported by other companies, follows (in millions, except per share amounts).

	Three Months Ended September 30,
	2025			2024
	Pre-tax	After-tax[a]	Per Share	Pre-tax	After-tax[a]	Per Share
Net income attributable to common stock	N/A	$674	$0.46	N/A	$526	$0.36

PTFI mud rush incident[b]	$(195)	$(58)	$(0.04)	$—	$—	$—
PTFI smelter fire repair costs, net of insurance	(26)	(8)	(0.01)	—	—	—
Oil and gas net charges[c]	(4)	(4)	—	(47)	(47)	(0.03)
Net adjustments to environmental obligations and litigation reserves	11	11	0.01	(3)	(3)	—
Net gain on sales of assets	16	16	0.01	—	—	—
U.S. income tax exams[d]	—	—	—	11	47	0.03
Cerro Verde new collective labor agreements (CLA)	—	—	—	(34)	(11)	(0.01)
Other net charges[e]	—	(6)	—	(18)	(15)	(0.01)
Total net charges[g]	$(197)	$(48)	$(0.04)	$(92)	$(30)	$(0.02)

Adjusted net income attributable to common stock	N/A	$722	$0.50	N/A	$556	$0.38

	Nine Months Ended September 30,
	2025			2024
	Pre-tax	After-tax[a]	Per Share	Pre-tax	After-tax[a]	Per Share
Net income attributable to common stock	N/A	$1,798	$1.24	N/A	$1,615	$1.11

PTFI mud rush incident[b]	$(195)	$(58)	$(0.04)	$—	$—	$—
PTFI smelter fire repair costs, net of insurance	(56)	(17)	(0.01)	—	—	—
PTFI historical tax matters[f]	5	6	—	42	181	0.13
Oil and gas net charges[c]	(17)	(17)	(0.01)	(152)	(152)	(0.11)
Net adjustments to environmental obligations and litigation reserves	8	8	0.01	(76)	(76)	(0.05)
Net gain on sales of assets	16	16	0.01	—	—	—
U.S. income tax exams[d]	—	—	—	11	47	0.03
Cerro Verde new CLAs	—	—	—	(99)	(32)	(0.02)
Other net charges[e]	(17)	(11)	(0.01)	(90)	(49)	(0.04)
Total net charges[g]	$(256)	$(72)	$(0.05)	$(364)	$(81)	$(0.06)

Adjusted net income attributable to common stock	N/A	$1,870	$1.29	N/A	$1,696	$1.17
a.Reflects impact to FCX’s net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).
b.The third quarter and first nine months of 2025 include charges totaling $195 million associated with the September 2025 mud rush incident, including $128 million of idle facility costs and $43 million of recovery expenses that were recorded to production and delivery costs, and $24 million of idle facility costs recorded to depreciation, depletion and amortization.
c.Includes charges recorded to production and delivery associated with impairments of oil and gas properties totaling $4 million in third-quarter 2025, $14 million in third-quarter 2024, $15 million for the first nine months of 2025 and $18 million for the first nine months of 2024.
The third-quarter and first nine months of 2024 also include charges recorded to production and delivery primarily associated with the write down of a historical contingent consideration asset ($32 million) and the first nine months of 2024 also includes $99 million for assumed oil and gas abandonment obligations (and related adjustments) resulting from bankruptcies of other companies.
d.The third quarter and first nine months of 2024 reflect the release of tax reserves ($36 million) and related interest expense ($11 million) associated with closure of FCX's 2017 and 2018 U.S. federal income tax exams.
e.Third-quarter 2024 primarily reflects amounts recorded to production and delivery associated with metals inventory adjustments/write-offs and mining asset impairments.
The first nine months of 2025 and 2024 include charges recorded to production and delivery for the reversal of previously capitalized land lease costs associated with PTFI’s downstream processing facilities totaling $24 million and $34 million, respectively. The first nine months of 2025 also reflects adjustments to PTFI’s asset retirement obligation and the first nine months of 2024 reflects metals inventory adjustments totaling $42 million, and mining asset impairment and adjustments to AROs totaling $12 million.
VII

FREEPORT
ADJUSTED NET INCOME (continued)
f.The first nine months of 2025 includes net credits associated with PTFI’s 2020 and 2021 corporate income tax audits, and in accordance with PTFI's shareholder agreement, settlements of historical tax matters that originated before December 31, 2022, are attributed based on the economics from the initial period (as defined in the agreement, i.e., approximately 81% to FCX and 19% to PT Mineral Industri Indonesia (MIND ID)).
The first nine months of 2024 includes the closure of PTFI’s 2021 corporate income tax audit and resolution of a framework for disputed tax matters, which resulted in a benefit to income taxes ($182 million), production and delivery ($8 million) and interest expense, net ($8 million). In addition, FCX recognized a credit of $26 million in other income, net associated with the reduction in the related accrual to indemnify MIND ID from potential losses arising from historical tax disputes.
g.May not foot because of rounding.

INCOME TAXES
Following is a summary of the approximate amounts used in the calculation of FCX’s consolidated income tax provision (in millions, except percentages):

	Three Months Ended September 30,
	2025			2024
			Income Tax			Income Tax
	Income	Effective	(Provision)	Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit	(Loss)[a]	Tax Rate	Benefit
U.S.[b]	$155	4%	$(6)	$(122)	28%	$34
South America	508	40%	(202)	396	40%	(158)
Indonesia	1,286	36%	(466)	1,732	36%	(625)
Eliminations and other	(25)	N/A	12	(43)	N/A	3
Rate adjustment[c]	—	N/A	(7)	—	N/A	9
Continuing operations	$1,924	35%	$(669)	$1,963	38%	$(737)

	Nine Months Ended September 30,
	2025			2024
			Income Tax			Income Tax
	Income	Effective	(Provision)	Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit	(Loss)[a]	Tax Rate	Benefit
U.S.[b]	$153	3%	$(4)	$(393)	8%	$30
South America	1,398	39%	(546)	1,196	40%	(475)
Indonesia	3,953	36%	(1,433)	4,709	36%	(1,706)
PTFI historical tax matters	5	N/A	2	16	N/A	182
Eliminations and other	97	N/A	(60)	139	N/A	(46)
Rate adjustment[c]	—	N/A	22	—	N/A	12
Continuing operations	$5,606	36%	$(2,019)	$5,667	35%	$(2,003)

a.Represents income before income taxes, equity in affiliated companies’ net (losses) earnings, and noncontrolling interests.
b.In addition to FCX’s U.S. copper and molybdenum mines, which had operating income of $401 million in third-quarter 2025, $143 million in third-quarter 2024, $1.1 billion for the first nine months of 2025 and $558 million for the first nine months of 2024 (refer to “Business Segments,” beginning on page X), the U.S. jurisdiction reflects non-operating sites and corporate-level expenses, which include interest expense associated with FCX’s senior notes and general and administrative expenses. The U.S. jurisdiction also includes net revisions to environmental obligation estimates and charges associated with oil and gas abandonment obligations and impairments (refer to “Adjusted Net Income,” beginning on page VII for additional information).
c.In accordance with applicable accounting standards, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.
On July 4, 2025, the President signed into law the One Big Beautiful Bill Act (OB3 Act), which includes a broad range of tax reform provisions affecting businesses, including extending and modifying certain provisions of the Tax Cuts & Jobs Act of 2017. FCX does not expect the OB3 Act to have a material impact on its consolidated financial results.
Assuming achievement of current sales volume and cost estimates and prices of $4.75 per pound for copper, $4,000 per ounce for gold and $25.00 per pound for molybdenum in fourth-quarter 2025, FCX estimates its consolidated effective tax rate for the year 2025 would approximate 36% (approximately 35% in fourth-quarter 2025). Changes in projected sales volumes and average prices during fourth-quarter 2025 would incur tax impacts at estimated effective rates of 39% for Peru, 36% for Indonesia and 0% for the U.S.

VIII

FREEPORT
NET DEBT
FCX believes that net debt provides investors with information related to the performance-based payout framework in FCX’s financial policy, which requires FCX to maintain its net debt at a level not to exceed the net debt target of $3 billion to $4 billion (excluding project debt for PTFI’s downstream processing facilities). FCX defines net debt as consolidated debt less consolidated cash and cash equivalents. This information differs from consolidated debt determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for consolidated debt determined in accordance with U.S. GAAP. FCX’s net debt, which may not be comparable to similarly titled measures reported by other companies, follows (in millions):

	As of September 30, 2025
Current portion of debt	$383
Long-term debt, less current portion	8,915
Consolidated debt	9,298
Less: consolidated cash and cash equivalents	4,318
FCX net debt	4,980
Less: debt for PTFI’s downstream processing facilities	3,235	[a]
FCX net debt, excluding debt for PTFI’s downstream processing facilities	$1,745
a.Represents PTFI’s senior notes and $250 million of borrowings under PTFI’s revolving credit facility.

DERIVATIVE INSTRUMENTS
For the nine months ended September 30, 2025, FCX’s mined copper was sold 45% in concentrate, 32% as cathode and 23% as rod. All of FCX’s copper concentrate and some cathode sales contracts provide final copper pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement.
FCX’s average realized copper price was $4.68 per pound in third-quarter 2025, reflecting copper sales from South America and Indonesia operations, which are generally based on quoted LME monthly average copper settlement prices (averaged $4.44 per pound in third-quarter 2025) and copper sales from U.S. copper mines, which are generally based on prevailing Commodity Exchange Inc. monthly average settlement prices (averaged $4.84 per pound in third-quarter 2025).
Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended September 30,
	2025			2024
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$11	$71	$82	$(32)	$61	$29
Net income attributable to common stock	$1	$24	$25	$(13)	$21	$8
Diluted net income per share of common stock[c]	$—	$0.02	$0.02	$(0.01)	$0.01	$0.01
a.Reflects adjustments to provisionally priced copper sales at June 30, 2025 and 2024.
b.Reflects adjustments to provisionally priced copper sales during the third quarters of 2025 and 2024.
c.May not foot across because of rounding.

	Nine Months Ended September 30,
	2025			2024
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$63	$169	$232	$28	$248	$276
Net income attributable to common stock	$21	$56	$77	$9	$83	$92
Diluted net income per share of common stock[c]	$0.01	$0.04	$0.05	$0.01	$0.06	$0.06
a.Reflects adjustments to provisionally priced copper sales at December 31, 2024 and 2023.
b.Reflects adjustments to provisionally priced copper sales for the first nine months of 2025 and 2024.
c.May not foot across because of rounding.

IX

FREEPORT
DERIVATIVE INSTRUMENTS (continued)

At September 30, 2025, FCX had provisionally priced copper sales totaling 205 million pounds (net of intercompany sales and noncontrolling interests) recorded at an average price of $4.65 per pound, subject to final LME settlement prices over the next several months. FCX estimates that each $0.05 change in the price realized from the quarter-end provisional price would have an approximate $20 million effect on 2025 revenues ($6 million to net income attributable to common stock). The LME copper settlement price was $4.81 per pound on October 22, 2025.

DEFERRED PROFITS
FCX defers recognizing profits on intercompany sales to Atlantic Copper until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions (reductions) to operating income totaling $13 million ($15 million to net income attributable to common stock) in third-quarter 2025, $(42) million ($(13) million to net income attributable to common stock) in third-quarter 2024, $161 million ($58 million to net income attributable to common stock) for the first nine months of 2025 and $79 million ($23 million to net income attributable to common stock) for the first nine months of 2024. FCX’s net deferred profits on its inventories at Atlantic Copper to be recognized in future periods’ operating income totaled $52 million ($17 million to net income attributable to common stock) at September 30, 2025. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX’s net deferred profits and quarterly earnings.

NONCONTROLLING INTERESTS
Net income attributable to noncontrolling interests is primarily associated with PTFI, Cerro Verde and El Abra and totaled $573 million in third-quarter 2025 (which represented 30% of FCX’s consolidated income before income taxes), $710 million in third-quarter 2024 (which represented 36% of FCX’s consolidated income before income taxes), $1.8 billion for the first nine months of 2025 (which represented 32% of FCX’s consolidated income before income taxes) and $2.1 billion for the first nine months of 2024 (which represented 36% of FCX’s consolidated income before income taxes). Refer to “Business Segments” below for net income attributable to noncontrolling interests for each of FCX’s business segments.
Based on achievement of current sales volume and cost estimates, and assuming prices of $4.75 per pound of copper, $4,000 per ounce of gold and $25.00 per pound of molybdenum in fourth-quarter 2025, FCX estimates that net income attributable to noncontrolling interests is estimated to approximate $0.2 billion in fourth-quarter 2025 and $2.0 billion for the year 2025, which would represent 20% and 30%, respectively, of FCX’s consolidated income before income taxes. The actual amount will depend on many factors, including relative performance of each business segment, commodity prices, costs and other factors.

BUSINESS SEGMENTS
FCX has organized its mining operations into four primary divisions – U.S. copper mines, South America operations, Indonesia operations and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments, including the Cerro Verde copper mine, Indonesia operations (including the Grasberg minerals district and PTFI’s downstream processing facilities), and U.S. Rod & Refining operations. FCX has also separately disclosed the Morenci copper mine and Atlantic Copper Smelting & Refining in the following tables.
Intersegment sales between FCX’s business segments are based on terms similar to arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual operating segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, some selling, general and administrative costs are not allocated to the operating divisions or individual operating segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or individual operating segment would be if it was an independent entity.
X

FREEPORT
BUSINESS SEGMENTS (continued)

(in millions)												Atlantic	Corporate,
	U.S. Copper Mines			South America Operations							U.S.	Copper	Other
				Cerro				Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde		Other	Total	Operations		Mines	Refining	& Refining	nations		Total
Three Months Ended September 30, 2025
Revenues:
Unaffiliated customers	$46	$12	$58	$979		$204	$1,183	$2,675		$—	$1,774	$768	$514	[a]	$6,972
Intersegment	653	1,229	1,882	226		5	231	—		177	12	6	(2,308)		—
Production and delivery	499	895	1,394	636		166	802	1,024	[b]	150	1,773	753	(1,691)		4,205
Depreciation, depletion and amortization	55	79	134	97		17	114	331	[b]	22	2	7	15		625
Selling, general and administrative expenses	—	1	1	2		—	2	36		—	—	7	85		131
Exploration and research expenses	11	4	15	3		—	3	2		—	—	—	35		55
Gain on sales of assets	—	—	—	—		—	—	—		—	—	—	(16)		(16)
Operating income (loss)	134	262	396	467		26	493	1,282		5	11	7	(222)		1,972
Interest expense, net	—	—	—	(5)		—	(5)	(25)		—	—	(8)	(69)		(107)
Other (expense) income, net	(1)	3	2	17		6	23	16		—	(1)	(1)	20		59
(Provision for) benefit from income taxes	—	—	—	(192)		(10)	(202)	(466)		—	—	3	(4)		(669)
Equity in affiliated companies’ net (losses) earnings	—	—	—	—		—	—	(9)		—	—	—	1		(8)
Net (income) loss attributable to noncontrolling interests	—	—	—	(143)		(2)	(145)	(436)		—	—	—	8		(573)
Net income attributable to common stockholders															674

Total assets at September 30, 2025	3,289	7,342	10,631	8,290		2,147	10,437	27,464		2,037	389	1,615	4,255		56,828
Capital expenditures	66	249	315	99		11	110	483		28	19	42	59		1,056

Three Months Ended September 30, 2024
Revenues:
Unaffiliated customers	$40	$12	$52	$886		$237	$1,123	$2,856		$—	$1,560	$759	$440	[a]	$6,790
Intersegment	553	986	1,539	193		—	193	126		132	11	6	(2,007)		—
Production and delivery	492	811	1,303	630	[c]	187	817	918		140	1,562	754	(1,417)	[d]	4,077
Depreciation, depletion and amortization	47	62	109	92		18	110	340		19	2	6	14		600
Selling, general and administrative expenses	—	1	1	2		—	2	32		—	—	6	76		117
Exploration and research expenses	4	4	8	3		(1)	2	2		—	—	—	26		38
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	20		20
Operating income (loss)	50	120	170	352		33	385	1,690		(27)	7	(1)	(286)		1,938
Interest expense, net	—	—	—	(6)		—	(6)	(10)		—	—	(10)	(46)	[e]	(72)
Other (expense) income, net	(1)	10	9	22		(2)	20	42		—	(1)	(7)	34		97
(Provision for) benefit from income taxes	—	—	—	(148)		(10)	(158)	(625)		—	—	(1)	47		(737)
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	6		—	—	—	4		10
Net (income) loss attributable to noncontrolling interests	—	—	—	(114)	[f]	(12)	(126)	(601)		—	—	—	17		(710)
Net income attributable to common stockholders															526

Total assets at September 30, 2024	3,172	6,647	9,819	8,276		2,013	10,289	27,474		1,955	294	1,491	4,078		55,400
Capital expenditures	48	215	263	82		18	100	713		25	7	28	63		1,199
XI

FREEPORT
BUSINESS SEGMENTS (continued)

(in millions)												Atlantic	Corporate,
	U.S. Copper Mines			South America Operations							U.S.	Copper	Other
				Cerro				Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde		Other	Total	Operations		Mines	Refining	& Refining	nations		Total
Nine Months Ended September 30, 2025
Revenues:
Unaffiliated customers	$192	$184	$376	$2,732		$599	$3,331	$7,658		$—	$5,090	$2,335	$1,492	[a]	$20,282
Intersegment	1,706	3,202	4,908	593		127	720	4		534	29	12	(6,207)		—
Production and delivery	1,353	2,467	3,820	1,813		545	2,358	2,726	[b]	400	5,088	2,278	(4,427)	[g]	12,243
Depreciation, depletion and amortization	151	225	376	282		56	338	906	[b]	74	4	21	40		1,759
Selling, general and administrative expenses	1	2	3	5		1	6	98		—	—	23	282		412
Exploration and research expenses	25	15	40	9		2	11	5		1	—	—	83		140
Environmental obligations and shutdown costs	(7)	—	(7)	—		—	—	—		—	—	—	44		37
Gain on sales of assets	—	—	—	—		—	—	—		—	—	—	(16)		(16)
Operating income (loss)	375	677	1,052	1,216		122	1,338	3,927		59	27	25	(721)		5,707
Interest expense, net	—	(1)	(1)	(13)		—	(13)	(50)		—	—	(26)	(169)		(259)
Other (expense) income, net	(3)	7	4	69		7	76	47		(1)	(2)	(20)	54		158
Provision for income taxes	—	—	—	(502)		(44)	(546)	(1,431)		—	—	(9)	(33)		(2,019)
Net income attributable to noncontrolling interests	—	—	—	(374)		(23)	(397)	(1,359)		—	—	—	(33)		(1,789)
Net income attributable to common stockholders															1,798

Capital expenditures	195	648	843	251		36	287	1,927		74	62	130	166		3,489

Nine Months Ended September 30, 2024
Revenues:
Unaffiliated customers	$90	$62	$152	$2,787		$699	$3,486	$7,689		$—	$4,742	$2,330	$1,336	[a]	$19,735
Intersegment	1,680	2,797	4,477	477		—	477	386		415	32	8	(5,795)		—
Production and delivery	1,389	2,289	3,678	1,912	[c]	538	2,450	2,451		393	4,741	2,263	(4,180)	[d]	11,796
Depreciation, depletion and amortization	140	187	327	281		51	332	923		51	4	20	47		1,704
Selling, general and administrative expenses	1	2	3	6		—	6	93		—	—	21	261		384
Exploration and research expenses	13	21	34	9		2	11	8		—	—	—	62		115
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	115		115
Operating income (loss)	227	360	587	1,056		108	1,164	4,600		(29)	29	34	(764)		5,621
Interest expense, net	—	(1)	(1)	(16)		—	(16)	(17)		—	—	(28)	(187)	[e]	(249)
Other (expense) income, net	(1)	9	8	38		11	49	110		—	(1)	1	128		295
(Provision for) benefit from income taxes	—	—	—	(430)		(45)	(475)	(1,524)	[h]	—	—	11	(15)		(2,003)
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	7		—	—	—	7		14
Net income attributable to noncontrolling interests	—	—	—	(332)	[f]	(48)	(380)	(1,664)	[h]	—	—	—	(19)		(2,063)
Net income attributable to common stockholders															1,615

Capital expenditures	139	604	743	209		63	272	2,203		88	23	88	152		3,569
XII

FREEPORT
BUSINESS SEGMENTS (continued)
a.Includes revenues from FCX’s molybdenum sales company, which includes sales of molybdenum produced by FCX’s primary molybdenum mines and certain of the U.S. copper mines and the Cerro Verde mine.
b.Includes idle facility costs and recovery expenses associated with the September 2025 mud rush incident at PTFI. For a summary of these charges, refer to “Adjusted Net Income,” beginning on page VII.
c.Includes $34 million in third-quarter 2024 and $99 million for the first nine months of 2024 of nonrecurring labor-related charges at Cerro Verde associated with new CLAs.
d.Includes charges for oil and gas properties associated with the write down of a historical contingent consideration asset totaling $32 million in third-quarter 2024 and first nine months of 2024. The first nine months of 2024 also includes $99 million for assumed oil and gas abandonment obligations (and related adjustments) resulting from bankruptcies of other companies.
e.The third quarter and first nine months of 2024 includes an $11 million credit associated with the closure of FCX’s 2017 and 2018 U.S. federal income taxes.
f.Prior to September 2024, FCX’s interest in Cerro Verde was 53.56%.
g.Includes charges totaling $73 million associated with maintenance turnaround costs at the Miami smelter.
h.Includes a net benefit to income taxes totaling $182 million associated with the closure of PTFI’s 2021 corporate income tax audit and resolution of the framework for Indonesia disputed tax matters. FCX's economic and ownership interest in PTFI is 48.76% except for net income associated with the settlement of these historical tax matters, which was attributed based on the economics prior to January 1, 2023 (i.e., approximately 81% to FCX and 19% to MIND ID).

PRODUCT REVENUES AND PRODUCTION COSTS

FCX believes unit net cash costs (credits) per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX’s mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX’s measures may not be comparable to similarly titled measures reported by other companies.
FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX’s costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX’s management and Board of Directors to monitor FCX’s mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX’s metals sales volumes and realized prices change.
FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, net which are removed from site production and delivery costs in the calculation of unit net cash costs, consist of items such as ARO accretion and other adjustments, inventory write-offs and adjustments, stock-based compensation costs, long-lived asset impairments, idle facility costs, feasibility and optimization study costs, operational readiness and startup costs, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX’s consolidated financial statements.
XIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues	$1,677		$1,677	$199	$60	$1,936
Site production and delivery, before net noncash and other costs shown below	1,225		1,081	151	44	1,276
By-product credits	(208)		—	—	—	—
Treatment charges	45		43	—	2	45
Net cash costs	1,062		1,124	151	46	1,321
Depreciation, depletion and amortization (DD&A)	135		119	13	3	135
Noncash and other costs, net	63	[c]	59	3	1	63
Total costs	1,260		1,302	167	50	1,519
Gross profit	$417		$375	$32	$10	$417

Copper sales (millions of recoverable pounds)	341		341
Molybdenum sales (millions of recoverable pounds)[a]				8

Gross profit per pound of copper/molybdenum:

Revenues	$4.92		$4.92	$23.66
Site production and delivery, before net noncash and other costs shown below	3.59		3.17	17.94
By-product credits	(0.61)		—	—
Treatment charges	0.13		0.13	—
Unit net cash costs	3.11		3.30	17.94
DD&A	0.40		0.35	1.51
Noncash and other costs, net	0.18	[c]	0.17	0.40
Total unit costs	3.69		3.82	19.85
Gross profit per pound	$1.23		$1.10	$3.81

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,936		$1,276	$135
Treatment charges	1		46	—
Noncash and other costs, net	—		63	—
Eliminations and other	3		9	(1)
U.S. copper mines	1,940		1,394	134
Other mining[d]	6,826		4,502	476
Corporate, other & eliminations	(1,794)		(1,691)	15
As reported in FCX’s consolidated financial statements	$6,972		$4,205	$625

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $23 million ($0.07 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XIV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,373		$1,373	$168	$46	$1,587
Site production and delivery, before net noncash and other costs shown below	1,153		1,030	132	39	1,201
By-product credits	(166)		—	—	—	—
Treatment charges	42		40	—	2	42
Net cash costs	1,029		1,070	132	41	1,243
DD&A	110		98	10	2	110
Noncash and other costs, net	51	[c]	48	3	—	51
Total costs	1,190		1,216	145	43	1,404
Other revenue adjustments, primarily for pricing on prior period open sales	(1)		(1)	—	—	(1)
Gross profit	$182		$156	$23	$3	$182

Copper sales (millions of recoverable pounds)	317		317
Molybdenum sales (millions of recoverable pounds)[a]				8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.32		$4.32	$21.33
Site production and delivery, before net noncash and other costs shown below	3.64		3.25	16.83
By-product credits	(0.53)		—	—
Treatment charges	0.13		0.12	—
Unit net cash costs	3.24		3.37	16.83
DD&A	0.35		0.31	1.22
Noncash and other costs, net	0.16	[c]	0.15	0.40
Total unit costs	3.75		3.83	18.45
Other revenue adjustments, primarily for pricing on prior period open sales	—		—	—
Gross profit per pound	$0.57		$0.49	$2.88

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,587		$1,201	$110
Treatment charges	(2)		40	—
Noncash and other costs, net	—		51	—
Other revenue adjustments, primarily for pricing on prior period open sales	(1)		—	—
Eliminations and other	7		11	(1)
U.S. copper mines	1,591		1,303	109
Other mining[d]	6,766		4,191	477
Corporate, other & eliminations	(1,567)		(1,417)	14
As reported in FCX’s consolidated financial statements	$6,790		$4,077	$600

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $18 million ($0.06 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$4,579		$4,579	$525	$152	$5,256
Site production and delivery, before net noncash and other costs shown below	3,358		2,976	413	117	3,506
By-product credits	(530)		—	—	—	—
Treatment charges	130		124	—	6	130
Net cash costs	2,958		3,100	413	123	3,636
DD&A	376		337	31	8	376
Noncash and other costs, net	153	[c]	141	10	2	153
Total costs	3,487		3,578	454	133	4,165
Other revenue adjustments, primarily for pricing on prior period open sales	4		4	—	1	5
Gross profit	$1,096		$1,005	$71	$20	$1,096

Copper sales (millions of recoverable pounds)	957		957
Molybdenum sales (millions of recoverable pounds)[a]				25

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.78		$4.78	$21.25
Site production and delivery, before net noncash and other costs shown below	3.51		3.11	16.73
By-product credits	(0.56)		—	—
Treatment charges	0.14		0.13	—
Unit net cash costs	3.09		3.24	16.73
DD&A	0.39		0.35	1.28
Noncash and other costs, net	0.16	[c]	0.15	0.38
Total unit costs	3.64		3.74	18.39
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01	—
Gross profit per pound	$1.15		$1.05	$2.86

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$5,256		$3,506	$376
Treatment charges	(9)		121	—
Noncash and other costs, net	—		153	—
Other revenue adjustments, primarily for pricing on prior period open sales	5		—	—
Eliminations and other	32		40	—
U.S. copper mines	5,284		3,820	376
Other mining[d]	19,713		12,850	1,343
Corporate, other & eliminations	(4,715)		(4,427)	40
As reported in FCX’s consolidated financial statements	$20,282		$12,243	$1,759

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $63 million ($0.07 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.

XVI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues	$4,048		$4,048	$433	$127	$4,608
Site production and delivery, before net noncash and other costs shown below	3,250		2,928	358	104	3,390
By-product credits	(420)		—	—	—	—
Treatment charges	125		120	—	5	125
Net cash costs	2,955		3,048	358	109	3,515
DD&A	327		295	26	6	327
Noncash and other costs, net	133	[c]	123	9	1	133
Total costs	3,415		3,466	393	116	3,975
Gross profit	$633		$582	$40	$11	$633

Copper sales (millions of recoverable pounds)	943		943
Molybdenum sales (millions of recoverable pounds)[a]				22

Gross profit per pound of copper/molybdenum:

Revenues	$4.29		$4.29	$19.97
Site production and delivery, before net noncash and other costs shown below	3.45		3.10	16.52
By-product credits	(0.45)		—	—
Treatment charges	0.13		0.13	—
Unit net cash costs	3.13		3.23	16.52
DD&A	0.35		0.32	1.23
Noncash and other costs, net	0.14	[c]	0.13	0.39
Total unit costs	3.62		3.68	18.14
Gross profit per pound	$0.67		$0.61	$1.83

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$4,608		$3,390	$327
Treatment charges	(4)		121	—
Noncash and other costs, net	—		133	—
Eliminations and other	25		34	—
U.S. copper mines	4,629		3,678	327
Other mining[d]	19,565		12,298	1,330
Corporate, other & eliminations	(4,459)		(4,180)	47
As reported in FCX’s consolidated financial statements	$19,735		$11,796	$1,704

a.Reflects sales of molybdenum produced by certain of the U.S. copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $48 million ($0.05 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XVII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,278		$1,278	$154	$1,432
Site production and delivery, before net noncash and other costs shown below	764		690	86	776
By-product credits	(144)		—	—	—
Treatment charges	18		18	—	18
Royalty on metals	2		2	—	2
Net cash costs	640		710	86	796
DD&A	114		101	13	114
Noncash and other costs, net	26	[b]	25	1	26
Total costs	780		836	100	936
Other revenue adjustments, primarily for pricing on prior period open sales	—		—	2	2
Gross profit	$498		$442	$56	$498

Copper sales (millions of recoverable pounds)	278		278

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.60		$4.60
Site production and delivery, before net noncash and other costs shown below	2.75		2.49
By-product credits	(0.52)		—
Treatment charges	0.06		0.06
Royalty on metals	0.01		0.01
Unit net cash costs	2.30		2.56
DD&A	0.41		0.36
Noncash and other costs, net	0.10	[b]	0.09
Total unit costs	2.81		3.01
Other revenue adjustments, primarily for pricing on prior period open sales	—		—
Gross profit per pound	$1.79		$1.59

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,432		$776	$114
Treatment charges	(18)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		26	—
Other revenue adjustments, primarily for pricing on prior period open sales	2		—	—
South America operations	1,414		802	114
Other mining[c]	7,352		5,094	496
Corporate, other & eliminations	(1,794)		(1,691)	15
As reported in FCX’s consolidated financial statements	$6,972		$4,205	$625

a.Includes silver sales of 0.9 million ounces ($44.89 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $18 million ($0.06 per pound of copper) for feasibility and optimization studies.
c.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.

XVIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,257		$1,257	$122	$1,379
Site production and delivery, before net noncash and other costs shown below	776	[b]	711	78	789
By-product credits	(109)		—	—	—
Treatment charges	45		45	—	45
Royalty on metals	2		2	—	2
Net cash costs	714		758	78	836
DD&A	109		99	10	109
Noncash and other costs, net	28	[c]	28	—	28
Total costs	851		885	88	973
Other revenue adjustments, primarily for pricing on prior period open sales	(18)		(18)	—	(18)
Gross profit	$388		$354	$34	$388

Copper sales (millions of recoverable pounds)	293		293

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.29		$4.29
Site production and delivery, before net noncash and other costs shown below	2.65	[b]	2.43
By-product credits	(0.37)		—
Treatment charges	0.15		0.15
Royalty on metals	0.01		0.01
Unit net cash costs	2.44		2.59
DD&A	0.37		0.34
Noncash and other costs, net	0.10	[c]	0.09
Total unit costs	2.91		3.02
Other revenue adjustments, primarily for pricing on prior period open sales	(0.06)		(0.06)
Gross profit per pound	$1.32		$1.21

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,379		$789	$109
Treatment charges	(45)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		28	—
Other revenue adjustments, primarily for pricing on prior period open sales	(18)		—	—
Eliminations and other	2		—	1
South America operations	1,316		817	110
Other mining[d]	7,041		4,677	476
Corporate, other & eliminations	(1,567)		(1,417)	14
As reported in FCX’s consolidated financial statements	$6,790		$4,077	$600

a.Includes silver sales of 0.9 million ounces ($30.59 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes $34 million ($0.12 per pound of copper) of nonrecurring labor-related charges at Cerro Verde associated with new CLAs.
c.Includes charges totaling $18 million ($0.06 per pound of copper) for feasibility studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XIX

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2025
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$3,649		$3,649	$406	$4,055
Site production and delivery, before net noncash and other costs shown below	2,254		2,050	248	2,298
By-product credits	(364)		—	—	—
Treatment charges	54		54	—	54
Royalty on metals	6		5	1	6
Net cash costs	1,950		2,109	249	2,358
DD&A	338		304	34	338
Noncash and other costs, net	61	[b]	59	2	61
Total costs	2,349		2,472	285	2,757
Other revenue adjustments, primarily for pricing on prior period open sales	53		54	1	55
Gross profit	$1,353		$1,231	$122	$1,353

Copper sales (millions of recoverable pounds)	818		818

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.46		$4.46
Site production and delivery, before net noncash and other costs shown below	2.75		2.50
By-product credits	(0.45)		—
Treatment charges	0.07		0.07
Royalty on metals	0.01		0.01
Unit net cash costs	2.38		2.58
DD&A	0.42		0.37
Noncash and other costs, net	0.07	[b]	0.07
Total unit costs	2.87		3.02
Other revenue adjustments, primarily for pricing on prior period open sales	0.07		0.07
Gross profit per pound	$1.66		$1.51

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$4,055		$2,298	$338
Treatment charges	(54)		—	—
Royalty on metals	(6)		—	—
Noncash and other costs, net	—		61	—
Other revenue adjustments, primarily for pricing on prior period open sales	55		—	—
Eliminations and other	1		(1)	—
South America operations	4,051		2,358	338
Other mining[c]	20,946		14,312	1,381
Corporate, other & eliminations	(4,715)		(4,427)	40
As reported in FCX’s consolidated financial statements	$20,282		$12,243	$1,759

a.Includes silver sales of 2.5 million ounces ($39.10 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $51 million ($0.06 per pound of copper) for feasibility and optimization studies.
c.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.

XX

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$3,737		$3,737	$342	$4,079
Site production and delivery, before net noncash and other costs shown below	2,347	[b]	2,169	217	2,386
By-product credits	(302)		—	—	—
Treatment charges	144		144	—	144
Royalty on metals	6		5	1	6
Net cash costs	2,195		2,318	218	2,536
DD&A	331		303	28	331
Noncash and other costs, net	66	[c]	64	2	66
Total costs	2,592		2,685	248	2,933
Other revenue adjustments, primarily for pricing on prior period open sales	33		33	(1)	32
Gross profit	$1,178		$1,085	$93	$1,178

Copper sales (millions of recoverable pounds)	879		879

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.25		$4.25
Site production and delivery, before net noncash and other costs shown below	2.67	[b]	2.47
By-product credits	(0.34)		—
Treatment charges	0.16		0.16
Royalty on metals	0.01		0.01
Unit net cash costs	2.50		2.64
DD&A	0.38		0.35
Noncash and other costs, net	0.07	[c]	0.07
Total unit costs	2.95		3.06
Other revenue adjustments, primarily for pricing on prior period open sales	0.04		0.04
Gross profit per pound	$1.34		$1.23

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$4,079		$2,386	$331
Treatment charges	(144)		—	—
Royalty on metals	(6)		—	—
Noncash and other costs, net	—		66	—
Other revenue adjustments, primarily for pricing on prior period open sales	32		—	—
Eliminations and other	2		(2)	1
South America operations	3,963		2,450	332
Other mining[d]	20,231		13,526	1,325
Corporate, other & eliminations	(4,459)		(4,180)	47
As reported in FCX’s consolidated financial statements	$19,735		$11,796	$1,704

a.Includes silver sales of 2.7 million ounces ($29.18 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes $99 million ($0.11 per pound of copper) of nonrecurring labor-related charges at Cerro Verde associated with new CLAs.
c.Includes charges totaling $41 million ($0.05 per pound of copper) for feasibility studies.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.

XXI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended September 30, 2025
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$1,624		$1,624		$1,172	$88	$2,884
Site production and delivery, before net noncash and other costs shown below	663		373		270	20	663
By-product credits	(1,265)		—		—	—	—
Treatment charges	32		18		13	1	32
Export duties	135		77		55	3	135
Royalty on metals	105		62		41	2	105
Net cash (credits) costs	(330)		530		379	26	935
DD&A	330	[b]	186		134	10	330
Noncash and other costs, net	315	[c]	177		128	10	315
Total costs	315		893		641	46	1,580
Other revenue adjustments, primarily for pricing on prior period open sales	13		13		4	1	18
Gross profit	$1,322		$744		$535	$43	$1,322

Copper sales (millions of recoverable pounds)	360		360
Gold sales (thousands of recoverable ounces)					332

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.52		$4.52		$3,535
Site production and delivery, before net noncash and other costs shown below	1.84		1.04		813
By-product credits	(3.52)		—		—
Treatment charges	0.09		0.05		39
Export duties	0.38		0.21		166
Royalty on metals	0.29		0.17		125
Unit net cash (credits) costs	(0.92)		1.47		1,143
DD&A	0.92	[b]	0.52		404
Noncash and other costs, net	0.88	[c]	0.49		386
Total unit costs	0.88		2.48		1,933
Other revenue adjustments, primarily for pricing on prior period open sales	0.04		0.04		11
Gross profit per pound/ounce	$3.68		$2.08		$1,613

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$2,884		$663		$330
Treatment charges	13		45	[d]	—
Export duties	(135)		—		—
Royalty on metals	(105)		—		—
Noncash and other costs, net	—		315		—
Other revenue adjustments, primarily for pricing on prior period open sales	18		—		—
Eliminations and other	—		1		1
Indonesia operations	2,675		1,024		331
Other mining[e]	6,091		4,872		279
Corporate, other & eliminations	(1,794)		(1,691)		15
As reported in FCX’s consolidated financial statements	$6,972		$4,205		$625

a.Includes silver sales of 1.8 million ounces ($40.81 per ounce average realized price).
b.Includes $24 million ($0.07 per pound of copper) of idle facility costs resulting from the September 2025 mud rush incident.
c.Includes charges totaling (i) $171 million ($0.47 per pound of copper) for idle facility costs and recovery efforts associated with the September 2025 mud rush incident, (ii) $83 million ($0.23 per pound of copper) for operational readiness and startup costs associated with PTFI’s downstream processing facilities, (iii) $39 million ($0.11 per pound of copper) associated with PT Smelting planned maintenance and idle facility related tolling fees, and (iv) $26 million ($0.07 per pound of copper) for remediation costs related to the October 2024 fire incident at the smelter that were not offset by recovery under PTFI’s construction insurance program.
d.Primarily represents tolling costs paid to PT Smelting, and excludes idle facility related tolling fees included in noncash and other costs, net (refer to note c above).
e.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XXII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended September 30, 2024
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$1,826		$1,826		$1,421	$68	$3,315
Site production and delivery, before net noncash and other costs shown below	774		426		332	16	774
By-product credits	(1,493)		—		—	—	—
Treatment charges	157		87		67	3	157
Export duties	129		71		55	3	129
Royalty on metals	129		74		53	2	129
Net cash (credits) costs	(304)		658		507	24	1,189
DD&A	340		187		146	7	340
Noncash and other costs, net	52	[b]	29		22	1	52
Total costs	88		874		675	32	1,581
Other revenue adjustments, primarily for pricing on prior period open sales	(14)		(14)		4	—	(10)
Gross profit	$1,724		$938		$750	$36	$1,724

Copper sales (millions of recoverable pounds)	426		426
Gold sales (thousands of recoverable ounces)					554

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.29		$4.29		$2,569
Site production and delivery, before net noncash and other costs shown below	1.82		1.00		599
By-product credits	(3.50)		—		—
Treatment charges	0.37		0.20		122
Export duties	0.30		0.17		99
Royalty on metals	0.30		0.17		95
Unit net cash (credits) costs	(0.71)		1.54		915
DD&A	0.80		0.44		263
Noncash and other costs, net	0.12	[b]	0.07		41
Total unit costs	0.21		2.05		1,219
Other revenue adjustments, primarily for pricing on prior period open sales	(0.03)		(0.03)		6
Gross profit per pound/ounce	$4.05		$2.21		$1,356

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$3,315		$774		$340
Treatment charges	(65)		92	[c]	—
Export duties	(129)		—		—
Royalty on metals	(129)		—		—
Noncash and other costs, net	—		52		—
Other revenue adjustments, primarily for pricing on prior period open sales	(10)		—		—
Indonesia operations	2,982		918		340
Other mining[d]	5,375		4,576		246
Corporate, other & eliminations	(1,567)		(1,417)		14
As reported in FCX’s consolidated financial statements	$6,790		$4,077		$600

a.Includes silver sales of 2.1 million ounces ($30.11 per ounce average realized price).
b.Includes charges totaling $39 million ($0.09 per pound of copper) for operational readiness and startup costs associated with PTFI’s downstream processing facilities, and $5 million ($0.01 per pound of copper) for feasibility and optimization studies.
c.Represents tolling costs paid to PT Smelting.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XXIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Nine Months Ended September 30, 2025
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$4,827		$4,827		$3,273	$159	$8,259
Site production and delivery, before net noncash and other costs shown below	2,052		1,199		813	40	2,052
By-product credits	(3,449)		—		—	—	—
Treatment charges	175		103		69	3	175
Export duties	337		196		134	7	337
Royalty on metals	304		179		122	3	304
Net cash (credits) costs	(581)		1,677		1,138	53	2,868
DD&A	905	[b]	529		358	18	905
Noncash and other costs, net	490	[c]	286		195	9	490
Total costs	814		2,492		1,691	80	4,263
Other revenue adjustments, primarily for pricing on prior period open sales	19		19		16	1	36
Gross profit	$4,032		$2,354		$1,598	$80	$4,032

Copper sales (millions of recoverable pounds)	1,093		1,093
Gold sales (thousands of recoverable ounces)					975

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.42		$4.42		$3,357
Site production and delivery, before net noncash and other costs shown below	1.88		1.10		834
By-product credits	(3.16)		—		—
Treatment charges	0.16		0.09		71
Export duties	0.31		0.18		138
Royalty on metals	0.28		0.16		125
Unit net cash (credits) costs	(0.53)		1.53		1,168
DD&A	0.82	[b]	0.49		367
Noncash and other costs, net	0.45	[c]	0.26		199
Total unit costs	0.74		2.28		1,734
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01		16
Gross profit per pound/ounce	$3.69		$2.15		$1,639

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$8,259		$2,052		$905
Treatment charges	9		184	[d]	—
Export duties	(337)		—		—
Royalty on metals	(304)		—		—
Noncash and other costs, net	—		490		—
Other revenue adjustments, primarily for pricing on prior period open sales	36		—		—
Eliminations and other	(1)		—		1
Indonesia operations	7,662		2,726		906
Other mining[e]	17,335		13,944		813
Corporate, other & eliminations	(4,715)		(4,427)		40
As reported in FCX’s consolidated financial statements	$20,282		$12,243		$1,759

a.Includes silver sales of 3.3 million ounces ($37.82 per ounce average realized price).
b.Includes $24 million ($0.02 per pound of copper) of idle facility costs associated with the September 2025 mud rush incident.
c.Includes charges totaling (i) $185 million ($0.17 per pound of copper) for operational readiness and startup costs associated with PTFI’s downstream processing facilities, (ii) $171 million ($0.16 per pound of copper) for idle facility costs and recovery efforts associated with the September 2025 mud rush incident, (iii) $56 million ($0.05 per pound of copper) of remediation costs related to the October 2024 fire incident at the smelter that were not offset by recovery under PTFI’s construction insurance program, (iv) $39 million ($0.04 per pound of copper) associated with PT Smelting planned maintenance and idle facility related tolling fees, and (v) $24 million ($0.02 per pound of copper) related to the reversal of previously capitalized land lease costs at PTFI’s downstream processing facilities.
d.Primarily represents tolling costs paid to PT Smelting, and excludes idle facility related tolling fees included in noncash and other costs, net (refer to note c above).
e.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XXIV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Nine Months Ended September 30, 2024
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$5,325		$5,325		$3,477	$169	$8,971
Site production and delivery, before net noncash and other costs shown below	2,062		1,224		799	39	2,062
By-product credits	(3,645)		—		—	—	—
Treatment charges	453		269		176	8	453
Export duties	360		213		140	7	360
Royalty on metals	338		203		130	5	338
Net cash (credits) costs	(432)		1,909		1,245	59	3,213
DD&A	923		548		358	17	923
Noncash and other costs, net	139	[b]	82		54	3	139
Total costs	630		2,539		1,657	79	4,275
Other revenue adjustments, primarily for pricing on prior period open sales	6		6		(1)	—	5
Gross profit	$4,701		$2,792		$1,819	$90	$4,701

Copper sales (millions of recoverable pounds)	1,256		1,256
Gold sales (thousands of recoverable ounces)					1,474

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.24		$4.24		$2,362
Site production and delivery, before net noncash and other costs shown below	1.64		0.98		542
By-product credits	(2.90)		—		—
Treatment charges	0.36		0.21		119
Export duties	0.29		0.17		95
Royalty on metals	0.27		0.16		89
Unit net cash (credits) costs	(0.34)		1.52		845
DD&A	0.73		0.44		243
Noncash and other costs, net	0.11	[b]	0.06		36
Total unit costs	0.50		2.02		1,124
Other revenue adjustments, primarily for pricing on prior period open sales	—		—		(3)
Gross profit per pound/ounce	$3.74		$2.22		$1,235

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$8,971		$2,062		$923
Treatment charges	(203)		250	[c]	—
Export duties	(360)		—		—
Royalty on metals	(338)		—		—
Noncash and other costs, net	—		139		—
Other revenue adjustments, primarily for pricing on prior period open sales	5		—		—
Indonesia operations	8,075		2,451		923
Other mining[d]	16,119		13,525		734
Corporate, other & eliminations	(4,459)		(4,180)		47
As reported in FCX’s consolidated financial statements	$19,735		$11,796		$1,704

a.Includes silver sales of 5.5 million ounces ($28.01 per ounce average realized price).
b.Includes charges totaling (i) $74 million ($0.06 per pound of copper) for operational readiness and startup costs associated with PTFI’s downstream processing facilities, (ii) $34 million ($0.03 per pound of copper) related to the reversal of previously capitalized land lease costs at PTFI’s downstream processing facilities, and (iii) $22 million ($0.02 per pound of copper) for feasibility and optimization studies.
c.Represents tolling costs paid to PT Smelting.
d.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X.
XXV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended September 30,
(In millions)	2025	2024

Revenues, excluding adjustments[a]	$186	$138
Site production and delivery, before net noncash and other costs shown below	144	131
Treatment charges and other	9	6
Net cash costs	153	137
DD&A	22	19
Noncash and other costs, net	6	9
Total costs	181	165
Gross profit (loss)	$5	$(27)

Molybdenum sales (millions of recoverable pounds)[a]	8	6

Gross profit (loss) per pound of molybdenum:

Revenues, excluding adjustments[a]	$23.57	$21.20
Site production and delivery, before net noncash and other costs shown below	18.32	20.15
Treatment charges and other	1.09	0.91
Unit net cash costs	19.41	21.06
DD&A	2.72	2.85
Noncash and other costs, net	0.80	1.46
Total unit costs	22.93	25.37
Gross profit (loss) per pound	$0.64	$(4.17)

Reconciliation to Amounts Reported
		Production
Three Months Ended September 30, 2025	Revenues	and Delivery	DD&A
Totals presented above	$186	$144	$22
Treatment charges and other	(9)	—	—
Noncash and other costs, net	—	6	—
Molybdenum mines	177	150	22
Other mining[b]	8,589	5,746	588
Corporate, other & eliminations	(1,794)	(1,691)	15
As reported in FCX’s consolidated financial statements	$6,972	$4,205	$625

Three Months Ended September 30, 2024
Totals presented above	$138	$131	$19
Treatment charges and other	(6)	—	—
Noncash and other costs, net	—	9	—
Molybdenum mines	132	140	19
Other mining[b]	8,225	5,354	567
Corporate, other & eliminations	(1,567)	(1,417)	14
As reported in FCX’s consolidated financial statements	$6,790	$4,077	$600

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X. Also includes amounts associated with FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the U.S. copper mines and the Cerro Verde mine.
XXVI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Nine Months Ended September 30,
(In millions)	2025	2024

Revenues, excluding adjustments[a]	$561	$434
Site production and delivery, before net noncash and other costs shown below	382	376
Treatment charges and other	27	19
Net cash costs	409	395
DD&A	74	51
Noncash and other costs, net	18	17
Total costs	501	463
Gross profit (loss)	$60	$(29)

Molybdenum sales (millions of recoverable pounds)[a]	26	21

Gross profit (loss) per pound of molybdenum:

Revenues, excluding adjustments[a]	$21.37	$20.40
Site production and delivery, before net noncash and other costs shown below	14.56	17.71
Treatment charges and other	1.04	0.88
Unit net cash costs	15.60	18.59
DD&A	2.80	2.39
Noncash and other costs, net	0.68	0.80
Total unit costs	19.08	21.78
Gross profit (loss) per pound	$2.29	$(1.38)

Reconciliation to Amounts Reported

		Production
Nine Months Ended September 30, 2025	Revenues	and Delivery	DD&A
Totals presented above	$561	$382	$74
Treatment charges and other	(27)	—	—
Noncash and other costs, net	—	18	—
Molybdenum mines	534	400	74
Other mining[b]	24,463	16,270	1,645
Corporate, other & eliminations	(4,715)	(4,427)	40
As reported in FCX’s consolidated financial statements	$20,282	$12,243	$1,759

Nine Months Ended September 30, 2024
Totals presented above	$434	$376	$51
Treatment charges and other	(19)	—	—
Noncash and other costs, net	—	17	—
Molybdenum mines	415	393	51
Other mining[b]	23,779	15,583	1,606
Corporate, other & eliminations	(4,459)	(4,180)	47
As reported in FCX’s consolidated financial statements	$19,735	$11,796	$1,704

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX’s other mining operations as presented in “Business Segments,” beginning on page X. Also includes amounts associated with FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the U.S. copper mines and the Cerro Verde mine.
XXVII